Exhibit 16.1

September 9, 2008

Office of the Chief Accountant, Division of Corporation Finance

Securities and Exchange Commission

100 F Street NE

Washington DC 20549-7561

Re:	Synergy Pharmaceuticals, Inc.
Commission File Number: 333-116480

Dear Sirs:

We have received a copy of, and are in agreement with, the statements (copy attached) being made by Synergy Pharmaceuticals, Inc. in Item 4.01 of its Form 8-K for the month of September 2008 captioned “Changes in Registrant’s Certifying Accountant.”

/s/ Baum & Company, P.A.
BAUM & COMPANY, P.A.